For period ending	August 31, 2015	Exhibit 77Q1
File number	811-6292	Exhibit 77O

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND: UBS U.S. Allocation Fund

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer: Ventas Realty, Limited Partnership 3.5% due 02-01-2025

2.  Date of Purchase:  01/07/2015                                                                3.  Date offering commenced: 01/07/2015

4. Underwriter(s) from whom purchased: Bank of America / Merrill Lynch Financial Ct

5. “Affiliated Underwriter" managing or participating in syndicate:

_UBS Investment Bank______________

6. Aggregate principal amount or number of shares purchased: $12,956,190 firmwide

7. Aggregate principal amount or total number of shares of offering: $597,978,000

8. Purchase price (net of fees and expenses): $99.663_______

9. Initial public offering price: $99.663_______

10. Commission, spread or profit: _0.65%_____

11. Have the following conditions been satisfied?	YES	NO
a.The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b.The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c.The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d.The underwriting was a firm commitment underwriting.
	X_______ X_______ X_______ X_______	_______ _______ _______ _______
e.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
	X_______ X_______	_______ _______
g.The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
	X_______	_______
h.No Affiliated Underwriter benefited directly or indirectly from the purchase.	X_______	_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:                      /s/ Branimir Petranovic II_____________________                                                                                     Date: 1/12/2015__

Print Name:  Branimir Petronovic II

For period ending	August 31, 2015	Exhibit 77Q1
File number	811-6292	Exhibit 77O

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND: UBS U.S. Allocation Fund

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer: AT&T Inc. 2.45% due 06/30/2020

2.  Date of Purchase:  04/23/2015                                                                3.  Date offering commenced: 04/23/2015

4. Underwriter(s) from whom purchased: J.P. Morgan Securities

5. “Affiliated Underwriter" managing or participating in syndicate:

_UBS Investment Bank______________

6. Aggregate principal amount or number of shares purchased: $8,995,410 firmwide

7. Aggregate principal amount or total number of shares of offering: $2,998,470,000

8. Purchase price (net of fees and expenses): $99.949_______

9. Initial public offering price: $99.949_______

10. Commission, spread or profit: _0.30%_____

11. Have the following conditions been satisfied?	YES	NO
a.The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b.The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c.The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d.The underwriting was a firm commitment underwriting.
	X_______ X_______ X_______ X_______	_______ _______ _______ _______
e.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
	X_______ X_______	_______ _______
g.The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
	X_______	_______
h.No Affiliated Underwriter benefited directly or indirectly from the purchase.	X_______	_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:                      /s/ Branimir Petranovic II_____________________                                                                                     Date: 4/30/2015__

Print Name:  Branimir Petronovic II

For period ending	August 31, 2015	Exhibit 77Q1
File number	811-6292	Exhibit 77O

FORM 10f-3

Rule 144A Securities

FUND: UBS U.S. Allocation Fund

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer: DJO Finco Inc./DJO Finance 8.125% due 06/15/2021

2.  Date of Purchase:  04/23/2015                                                                3.  Date offering commenced: 04/23/2015

4. Underwriter(s) from whom purchased: CS First Boston Corp.

5. “Affiliated Underwriter" managing or participating in syndicate:

UBS Investment Bank

6. Aggregate principal amount or number of shares purchased: $5,000,000 (firmwide)

7. Aggregate principal amount or total number of shares of offering: $1,015,000,000

8. Purchase price (net of fees and expenses): $100

9. Initial public offering price: $100

10. Commission, spread or profit: ____1.5_____% $____________

11. Have the following conditions been satisfied?	YES	NO
a.The securities are sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
b.The securities are sold to persons reasonably believed to be “qualified institutional buyers” (“QIBs”).
c.The securities are reasonably believed to be eligible for resale to other QIBs.
d.The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
	X_______ X_______ X_______ X_______	_______ _______ _______ _______
e.The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering. f.The underwriting was a firm commitment underwriting.	YES X_______ X_______	NO _______
g.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.	X_______	_______
h.The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	X_______	_______
i.The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
	X_______	_______
j.No Affiliated Underwriter benefited directly or indirectly from the purchase.	X_______	_______
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:    /s/ John Hwong                                                                                                Date:   05/15/2015

Print Name:    John Hwong